Exhibit 10.1.

SOTHEBY’S RESTRICTED STOCK UNIT PLAN

FORM OF PERFORMANCE SHARE UNIT AGREEMENT

          THIS AGREEMENT, entered into effective as of the ___ day of ____________ between SOTHEBY’S, a Delaware corporation (the “Corporation”), and ________________________________ (the “Participant”).

WITNESSETH:

          WHEREAS, the Board of Directors of the Corporation (the “Board”) has established the Sotheby’s Restricted Stock Unit Plan, as amended (the “Plan”) in order to provide employees of the Corporation with an opportunity to acquire shares of the Corporation’s Common Stock, as an inducement to remain in the service of the Corporation or a Subsidiary and to promote the Participant’s commitment to the success of the Corporation during such service.

          WHEREAS, Section 6.2 of the Plan provides that the Corporation may grant Restricted Stock or Restricted Stock Unit Awards subject to attainment of performance goals (“Performance Share Units” or “PSUs”), as determined by the Compensation Committee at the time of grant.

          WHEREAS, the Board has determined that it would be in the best interests of the Corporation and its shareholders to award Performance Share Units with financial performance objectives which appropriately address corporate operating and retention objectives, foster a long term focus on the Company’s business and align management with shareholder interests.

          WHEREAS, the Board has approved the award of ____ Performance Share Units to Participant subject to the execution of this Agreement.

          NOW, THEREFORE, it is agreed as follows:

          1. Definitions and Incorporation. The terms used in this Agreement shall have the meanings given to such terms in the Plan. The Plan is hereby incorporated in and made an integral part of this Agreement as if fully set forth herein. In the event of any inconsistency between any provision of the Plan and any provision of this Agreement, the provision of the Plan shall prevail unless the Agreement states that it is intended to differ from the Plan as authorized thereby with respect to a specific issue. The Participant hereby acknowledges that he or she has received a copy of the Plan and agrees to comply with the terms and conditions of the Plan and this Agreement.

          2. Award of Performance Share Units. Pursuant to the Plan, the Corporation hereby grants to the Participant effective February 9, 2010, an award of _______ Performance Share Units. If vested, each Performance Share Unit will be payable in one share of Common Stock of the Corporation.

          3. Performance Objectives and Vesting. The Performance Share Units will be eligible for vesting based upon annual achievement of the Corporation’s 2010 pre-tax earnings threshold of $_________________ (the “Annual Target”). Participant acknowledges and agrees that the Annual Target is extremely confidential and subject to the provisions of Participant’s confidentiality agreement with the Corporation.

          (a) Performance Share Units Eligible for Vesting Each Year. Pending satisfaction of the performance requirements, Performance Share Units will vest ratably, 25% each year, over a four year period as follows:

Vesting Date	Cumulative Performance Share Units Eligible for Vesting

______________	______________ PSUs

______________	______________ PSUs

______________	______________ PSUs

______________	______________ PSUs

          The Annual Target will be used to determine the actual Performance Share Unit level of vesting for each year in the four year vesting period listed above. The Vesting Date shall also be the payment date. Registration in the Participant’s name in book entry form of the shares of Common Stock underlying vested Performance Share Units will occur within ninety (90) days of the payment date.

          (b) Vesting Percentage Based on Pre-Tax Earnings Achievement. The annual vesting calculation will be based on the Corporation’s actual pre-tax earnings for the calendar year preceding the Vesting Date (the “Performance Period”). The eligible Performance Share Units will vest at three possible vesting levels of pre-tax earnings achievement in accordance with the following schedule:

•	100% vesting if the Annual Target is achieved or exceeded

•	75% vesting if 2/3 of the Annual Target is achieved

•	50% vesting if 1/3 of the Annual Target is achieved.

          (c) Rollover of Unvested Units and Rollover of Excess Pre-Tax Earnings or Loss. If the Annual Target is not fully achieved in any of the first three Performance Periods, the unvested Performance Share Units will rollover to the next year and, if applicable, each subsequent year in the four year vesting period, on the following basis:

          (i) If the actual pre-tax earnings required for 50% vesting is not achieved, the pre-tax earnings achieved will be rolled over to the next year (or a subsequent year in the four year vesting period) and will count towards achievement of the Annual Target for that year.

          (ii) If the actual pre-tax earnings for a year exceed any of the vesting levels, any pre-tax earnings in excess of the applicable vesting level will be rolled over to the next year (or a subsequent year in the four year vesting period) and will count towards achievement of the Annual Target for that year.

           (iii) If the Corporation incurs a loss (i.e. no actual pre-tax earnings) in any year of the vesting period, the amount of the loss will carry over to subsequent years in the vesting period. The amount of the loss will be subtracted from the actual pre-tax earnings for those years to determine whether the Annual Targets have been partially or fully achieved.

          (iv) To recapture any unvested Performance Share Units in subsequent years, the pre-tax earnings in those subsequent years (including any rollover pre-tax earnings or loss) must exceed the Annual Target for the year by the cumulative shortfall between the pre-tax earnings credited towards vesting and the total Annual Targets to date (“Cumulative Credited Earnings Shortfall”). The number of units recaptured shall be determined using the vesting calculation set forth in Section 3(b) but in no event can a Participant exceed the cumulative performance share units eligible for vesting in the schedule set forth in section 3(a).

           (v) After calculating the 4th vesting period using the forgoing criteria, the participants will have a further opportunity to recapture all or some of the unvested units at the end of the 4th Performance Period. This opportunity will be available if any pre-tax earnings (including any rollover earnings from prior periods) have not been used to achieve any vesting level over the 4 Performance Periods (“Excess Earnings”). When this situation applies, the participant will receive a pro-rated number of units determined as follows: The total number of remaining unvested units multiplied by a fraction, the numerator of which shall be the amount of such Excess Earnings and the denominator of which shall be the Cumulative Credited Earnings Shortfall, if any.

Please refer to Exhibit A attached to this Agreement for examples of how this Award may vest as described in this Section.

          4. Voting and Dividend Rights. Except as otherwise determined by the Compensation Committee or required by applicable law, the Participant shall not have the right to vote the underlying shares of stock subject to a Performance Share Unit Award until the Performance Share Units have vested and the shares have been delivered to the Participant as provided in Section 6.3 of the Plan. The Participant will have the right to receive dividend equivalents on unvested Performance Share Units with respect to the equivalent number of shares underlying the Performance Share Unit

Award. Such dividend equivalents will accrue throughout the vesting period of the Award but will only be paid to the Participant as the Performance Share Units vest. Dividend equivalents, to the extent they are accrued and payable, shall be paid no later than ninety (90) days after the Vesting Date. Such dividend equivalents shall be taxed to the Participant in accordance with applicable law. All distributions, if any, received by the Participant with respect to Performance Share Units awarded herein as a result of any stock split, stock distributions, combination of shares, or other similar transaction shall be subject to the restrictions of the Plan and this Agreement.

          5. Termination of Employment. Except as specifically provided in Sections 6 and 7 below, in the event a Participant separates from service prior to 100% vesting, the Participant’s rights with respect to Performance Share Units which are not vested shall be forfeited immediately and permanently. The Participant shall not be entitled to claim any compensation or indemnification of any kind whatsoever on the basis of said forfeiture.

          6. Retirement of a Participant. In the event a Participant separates from service due to Retirement as defined in the Plan, if the performance requirements associated with the Participant’s Performance Share Units are achieved for the year in which the Participant retires, the Participant shall vest in the percentage of Performance Share Units eligible for vesting in accordance with the time vesting and performance criteria set forth in Section 3 of this Agreement. Any excess pre-tax earnings for the year of Retirement shall not roll over to a subsequent year in the vesting period. It is intended that this Section of this Agreement shall control instead of the automatic vesting in Section 7.3 of the Plan upon Retirement of the Participant.

          7. Death or Disability of a Participant. In the event a Participant separates from service due to death or Disability as defined in the Plan, if the performance requirements associated with the Participant’s Performance Share Units are achieved in or following the year in which death or Disability occurs, the Participant or the Participant’s beneficiary shall vest in the percentage of Performance Share Units eligible for vesting in accordance with the time vesting and performance criteria set forth in Section 3 of this Agreement for those remaining vesting periods. It is intended that this Section of this Agreement shall control instead of the automatic vesting in Section 7.3 of the Plan upon death or Disability of the Participant.

          8. Securities Law Requirements.

          (a) Regardless of whether the offering and sale of the shares of Common Stock under the Plan have been registered under the United States Securities Act of 1933 (the “Act”) or have been registered or qualified under the securities laws of any state, the Corporation may impose restrictions upon the sale, pledge, or other transfer of such shares (including the placement of appropriate legends on stock certificates) if, in the judgment of the Corporation and its counsel, such restrictions are necessary or desirable in order to achieve compliance with the provisions of the Act, the securities laws of any state, or any other law. In the event that the sale of such shares under the Plan is not registered under the Act but an exemption is available which requires an investment representation or other representation, the Participant shall be required to represent that such shares are being acquired for investment, and not with a view to the sale or distribution thereof, and to make such other representations as are deemed necessary or appropriate by the Corporation and its counsel.

          (b) Stock certificates evidencing such shares awarded under the Plan pursuant to an unregistered transaction shall bear the following restrictive legend and such other restrictive legends as are required or deemed advisable under the provisions of any applicable law:

“THE SALE OF THE SECURITIES REPRESENTED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”). ANY TRANSFER OF SUCH SECURITIES WILL BE INVALID UNLESS A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO SUCH TRANSFER OR, IN THE OPINION OF COUNSEL FOR THE ISSUER, SUCH REGISTRATION IS UNNECESSARY IN ORDER FOR SUCH TRANSFER TO COMPLY WITH THE ACT.”

          Any determination by the Corporation and its counsel in connection with any of the matters set forth in this paragraph shall be conclusive as to all binding persons.

          9. Rights as an Employee. Nothing in the Plan or this Agreement shall be construed to give the Participant or any person the right to remain in the employment of the Corporation or a Subsidiary or to affect the right of the Corporation or Subsidiary to terminate the Participant’s or such other person’s employment at any time with or without cause, it being acknowledged, unless expressly provided otherwise in a writing signed by the Participant and the Corporation, that the Participant’s employment is “at will.”

          10. Inspection of Records. Copies of the Plan, records reflecting the Participant’s Performance Share Unit award(s), and any other documents and records which the Participant is entitled by law to inspect shall be open to inspection by the Participant and his or her duly authorized representative(s) at the office of the Corporation at any reasonable business hour.

          11. Notices. Any notice to the Corporation contemplated by this Agreement shall be addressed to the attention of the Corporation’s Human Resource Department at 1334 York Avenue, New York, New York 10021; and any notice to the Participant shall be addressed to him or her at the address on file with the Corporation on the date hereof or at such other address as he or she may hereafter designate in writing.

          12. Interpretation. The interpretation, construction, performance, and enforcement of this Agreement and of the Plan shall lie within the sole discretion of the Committee, and the Committee’s determinations shall be conclusive and binding on all interested persons.

          13. Choice of Law. This Agreement, and all rights and obligations hereunder, shall be governed by the laws of the State of New York.

          IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement, in the case of the Corporation by its duly authorized officer, as of the day and year first above written.

SOTHEBY’S

By:

Its:

Dated:

By:

Participant’s Signature

Dated:

SCHEDULE 1

Employee:
Date of Grant:
Performance Share Units Awarded:
_______ Pre-Tax Earnings Threshold

RIGHT TO EXERCISE

Subject to the terms of the Plan and the performance requirements and other conditions set forth in this Agreement, the Performance Share Units awarded subject to this Agreement shall vest as follows:

Cumulative Number of Performance Share Units Vested	Vesting Date

______ (25% of units)	______________

______ (50% of units)	______________

______ (75% of units)	______________

______ (100% of units)	______________

*_______ Pre-Tax Earnings Threshold applies for each year in the four year vesting schedule listed above.

Hypothetical PSU Award Example

Example Award (no. of PSUs)	Value at $25	Vesting Levels of 4 Year Award
		50%	75%	100%
4,000	$100,000	500	750	1,000

Hypothetical Annual Target Pre-Tax Earnings

Annual Target:	30 m

Hypothetical Pre-Tax Earnings
1st Vest Date - Assumes pre-tax earnings of 15 m achieved
2nd Vest Date - Assumes pre-tax earnings of 45 m achieved
3rd Vest Date - Assumes pre-tax earnings of 35 m achieved
4th Vest Date - Assumes pre-tax earnings of 20 m achieved

	1st Vest			2nd Vest			3rd Vest			4th Vest			Pro-rated Calculation **			Cumulative Total
	Pre-Tax Earnings Threshold	Pre-Tax Earnings Achieved	No. of Units	Pre-Tax Earnings Threshold	Pre-Tax Earnings Achieved	No. of Units	Pre-Tax Earnings Threshold	Pre-Tax Earnings Achieved	No. of Units	Pre-Tax Earnings Threshold	Pre-Tax Earnings Achieved	No. of Units	Pre-Tax Earnings Threshold	Pre-Tax Earnings Achieved	No. of Units	Pre-Tax Earnings Achieved	No. of Vested Units
50% Vesting Level	10 m	15 m	500	10 m		500	10 m		500	10 m		500				115 m	3,875
75% Vesting Level	20 m		750	20 m		750	20 m		750	20 m	20 m	750
100% Vesting Level	30 m		1,000	30 m	30 m	1,000	30 m	35 m	1,000	30 m		1,000
Cumulative Credited Earnings Shortfall				20 m	15 m								10 m
Cumulative Unvested Units Rollover						500									250
Excess Earnings Rollover					5 m						5 m			5 m
Pro-rated 4th Vest **															125
Pre-Tax Earnings Used and Vested Units:		10 m	500		50 m	1,500		30 m	1,000		20 m	750		5 m	125

Cumulative Earnings Required for 100% Vestings	30 m			60 m			90 m			120 m
Cumulative Actual Earnings Achieved		15 m			60 m			95 m			115 m

** 4th Vest - Pro-rated Calculation
Excess Earnings Rollover:	5 m
Cumulative Credited Earnings Shortfall:	10 m
Earnings Excess (%)	50%

Total Unvested Units:	250
Additional Prorated Units Earned:	125